EXHIBIT 5.1

_ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _ _

August 15, 2019

inTEST Corporation 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) of inTEST Corporation, a Delaware corporation (the “Company”), to be filed with the Securities and Exchange Commission covering the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Plan Shares”), issuable from time to time under the inTEST Corporation Second Amended and Restated 2014 Stock Plan (the “Plan”).

We have examined the Registration Statement and such records, certificates and documents as we have deemed necessary or appropriate for the purposes of this opinion.  In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate.  As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

Based on and subject to the foregoing, it is our opinion that the Plan Shares, when issued pursuant to the Plan in accordance with the terms and conditions thereof (including, where applicable, the payment of any exercise price, the satisfaction of any vesting or forfeiture restrictions and the achievement of applicable performance goals), will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly stated herein and no implied opinion may be inferred to extend this opinion beyond the matters expressly stated herein. This opinion is limited to the laws of the State of Delaware.

inTEST Corporation

August 15, 2019

We consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Ballard Spahr LLP